                                                                   EXHIBIT 10.17

                                   AGREEMENT

          This Agreement, dated August 21, 1997, is between Birner Dental Management Services, Inc., a Colorado corporation ("Buyer"), James Abramowitz, D.D.S. ("Abramowitz") and Equity Resources Limited Partnership, a Colorado limited partnership ("Equity Resources"). Abramowitz and Equity Resources are collectively referred to herein as "Sellers").

          NOW, THEREFORE, in consideration for the mutual promises set forth herein and other consideration, the receipt and sufficiency of which are hereby acknowledged, Sellers and Buyer agree as follows:

                          ARTICLE I.   GRANT OF OPTION
                                       ---------------

          Section 1.01.  Grant of Option.  In consideration of the sum of Fifty
          ------------   ---------------
Thousand Dollars ($50,000) paid to Sellers by Buyer (the "Option Payment") and other valuable consideration, Buyer is hereby granted the option (the "Option") from the date hereof until midnight Denver time on December 31, 1997 (the "Option Period"), to acquire from Abramowitz all of the outstanding capital stock of the nine Colorado professional corporations listed on Exhibit 1.01 hereto (the "Professional Corporations") and all of the assets owned by Equity Resources, of every kind, character and description ("the Assets") described in and on the terms set forth in Article II below. Buyer agrees to use its reasonable efforts to help Sellers recruit dentists for the Professional Corporations during the Option Period. This Option shall be exercisable by notice in writing given by Buyer to Sellers prior to the expiration of the Option Period.

                          ARTICLE II.   TERMS OF SALE
                                        -------------

          Section 2.01.  Sale of Shares.  If the Option is exercised, subject to
          ------------   --------------
the terms hereof, Abramowitz agrees to sell and Buyer agrees to purchase from Abramowitz, all of the outstanding shares of capital stock (the "Shares") of the Professional Corporations.

          Section 2.02.  Sale of Assets.  If the Option is exercised, subject to
          ------------   --------------
the terms hereof, Equity Resources agrees to convey to Buyer, and Buyer agrees to acquire, all the assets owned by Equity Resources of every kind, character and description (the "Assets"), which are leased to the Professional Corporations or used by them in the general dentistry practices conducted by them (collectively the "Practice").

          Section 2.03.  Assumption of Obligations and Liabilities of Equity
          ------------   ---------------------------------------------------
Resources.  Buyer shall assume and agree to pay or perform from and after the
---------
Closing Date, promptly as they
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become due, only those obligations and liabilities of Equity Resources set forth below in this Section 2.03 (the "Assumed Obligations"). Except for the Assumed Obligations, Buyer shall not assume or be deemed to have assumed and shall not be responsible for any other obligation or liability of Equity Resources, direct or indirect, known or unknown, choate or inchoate, absolute or contingent. The Assumed Obligations are: the obligations or liabilities of Equity Resources that relate to periods, events or circumstances occurring on or after the Closing Date, and not to events or circumstances occurring prior to the Closing Date in and under the leases listed on Exhibit 2.03 (the "Assumed Leases"); provided,
                               ------------
however, that (a) each of the Assumed Leases shall be on the same terms and conditions as are in effect prior to and on the date hereof; (b) Buyer shall assume no obligation or liability in, to or under any such lease, that is not included on Exhibit 2.03; and (c) Buyer shall assume no obligation or liability
            ------------
in, to or under any Assumed Lease, the performance of which would be illegal.

          Section 2.04.  Computation of Price.  Buyer agrees that, subject to
          ------------   --------------------
the terms hereof, at Closing, Buyer shall pay to Sellers for the Shares and Assets a purchase price (the "Purchase Price") of Three Million, Five Hundred Thousand Dollars ($3,500,000). The Purchase Price shall be payable at Closing as follows: (i) Two Million, Fifty Thousand Dollars ($2,050,000) by certified check or wire transfer to an account designated by Sellers, calculated as follows: $2,100,000, less the Option Payment; and (ii) the unsecured promissory note (the "Note") of Buyer in the amount of One Million, Four Hundred Thousand Dollars ($1,400,000) bearing interest at 8% per year. The Note shall be payable as follows: interest from the Closing Date to September 30, 1997 shall be paid on September 30, 1997 and thereafter the Note shall be payable in 35 equal monthly installments of principal and interest in the amount of $28,386.95, with the first such installment being due and payable on October 31, 1997 and a final balloon payment of all unpaid principal and accrued interest thereon being due and payable on the third anniversary of the Closing Date. The Note shall be paid in full, without any premium or penalty, if Buyer closes an initial public offering ("IPO") of its common stock. Such payment shall occur within 10 days after the closing of the IPO. The Note shall be subordinate to up to Three Million Dollars ($3,000,000) of bank debt and shall rank pari passu with up to
                                                         ---- -----
Three Hundred Fifty Thousand ($350,000) of existing debt incurred by Buyer to acquire dental practices ("acquisition debt"). Buyer agrees that so long as the Note remains unpaid, Buyer will not incur additional indebtedness unless any such additional indebtedness which would cause the aggregate outstanding bank debt which is senior to the Note to exceed $3,000,000 and the aggregate acquisition debt to exceed $350,000 is by its terms expressly subordinate to the Note. Buyer further agrees that if Buyer fails to pay any installment under the Note when due and such default continues for three days after written notice of such default is given by Sellers to Buyer, Abramowitz shall be released from any obligations under the covenant not to compete contained in Article VIII. The Option Payment shall be credited against the cash portion of the Purchase Price due at Closing.

          Section 2.05.  Escrow.   Seller shall place $100,000 in an escrow
          ------------   ------
account for a period of 30 days after Closing. If, 30 days after Closing, the expenses of the expense categories, as listed in Exhibit 2.05, of the Practices are greater than the income from all

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sources for the Practices, the amount of the shortfall shall be withdrawn from the escrow account and paid to Buyer, after which all the remaining funds in the escrow account shall immediately be paid to Seller.

          Section 2.06.  Allocation of Purchase Price.  A portion of the
          ------------   ----------------------------
Purchase Price equal to the book value of the Assets shall be allocated to the Assets and the balance of the Purchase Price shall be allocated to the Shares. Buyer and Sellers shall report the purchase of the Assets and Shares in accordance with such determination, and each shall promptly notify the other of any adjustment to such allocation proposed by any taxing authority.

          Section 2.07.  Sales Taxes.  Buyer shall pay all sales taxes
          ------------   -----------
associated with the transactions contemplated by this Agreement.

          Section 2.08.  Fees and Commissions.  Sellers acknowledge that Sellers
          ------------   --------------------
will owe a brokerage fee or other compensation to Precise Consultants in connection with the transactions contemplated by this Agreement, and agrees to pay such fees or compensation. Buyer represents that it has no agreement with any person or entity to pay any finder's fees or agent's commissions in connection with the transactions contemplated by this Agreement.

                 ARTICLE III.   REPRESENTATIONS AND WARRANTIES
                                OF SELLERS

          Sellers jointly and severally represent and warrant to Buyer the following:

          Section 3.01.  Organization and Standing.  Each Professional
          ------------   -------------------------
Corporation is a Colorado corporation, duly incorporated and validly existing under the laws of the State of Colorado and has all requisite power and authority to own or lease its properties and Assets and to conduct its business as presently conducted. Equity Resources is a limited partnership duly formed and validly existing under the laws of the State of Colorado and has all requisite power and authority to own or lease its properties and conduct its business as presently conducted.

          Section 3.02.  Authority, Binding Obligation.  Each of Abramowitz,
          ------------   -----------------------------
each Professional Corporation and Equity Resources has all requisite power, authority and capacity to enter into this Agreement and to perform the transactions and obligations to be performed by him or it hereunder. Except for any consents required from the landlords under the office space leases covering the offices of the Professional Corporations, no consent, authorization, approval, license, permit, order of, or filing with any governmental authority or any third party is required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each Professional Corporation and by each of Abramowitz and Equity Resources, and is a valid and binding obligation of such person or entity, enforceable against such person or entity, in accordance with its terms, except as enforcement thereof may be limited by bankruptcy,

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insolvency, fraudulent conveyance, reorganization, moratorium or similar laws, both state and federal, affecting the enforcement of creditors' rights in general, or by general principles of equity, whether applied in a court of law or equity.

          Section 3.03.  Ownership of Shares.  Abramowitz owns the Shares, free
          ------------   -------------------
and clear of all liens, encumbrances, adverse interests, options or rights to acquire the Shares held by third parties whatsoever. Such Shares are not subject to, bound or affected by any proxies, voting agreements or other restrictions on the ownership thereof.

          Section 3.04.  Title to Assets.  Equity Resources has, as of the date
          ------------   ---------------
hereof, good and marketable title to the Assets, free and clear of any and all liens, claims, security interests, or encumbrances of any kind other than liens for current taxes not yet delinquent and any liens of landlords under office space leases.

          Section 3.05.  Accounts Receivable.  Each of the accounts receivable
          ------------   -------------------
of the Professional Corporations is a valid, binding and legally enforceable obligation owned by such Professional Corporations, free and clear of all liens and encumbrances. Such accounts receivable arose in the ordinary and usual course of the Practice consistent with past practices.

          Section 3.06.  Tangible Personal Property and Equipment.  All tangible
          ------------   ----------------------------------------
personal property and equipment owned or leased by the Professional Corporations are in good operating condition, working order and repair and are fully suitable for the uses for which they are employed in the conduct of the Practice.

          Section 3.07.  Contracts.  The Assets are not subject to any leases or
          ------------   ---------
agreements other than the Assumed Leases. The Professional Corporations are not parties to any agreements or leases other than those set forth on Exhibit 3.07 (the "Contracts"). With respect to each of the Assumed Leases and Contracts:
(a) such agreement is valid, binding, enforceable and in full force and effect;
(b) no party to such agreement is in breach or default, and to Sellers' knowledge, no event has occurred that with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration thereunder; (c) no party to such agreement has repudiated any provision thereof; (d) there are no disputes, oral agreements or forbearance programs in effect as to such agreement; and (e) Sellers have performed and satisfied in full each obligation required to be performed by Sellers under such agreement, to the extent such performance was required on or before the Closing Date.

          Section 3.08.  Financial Statements.  Sellers have furnished to Buyer
          ------------   --------------------
unaudited cash basis financial statements of the Professional Corporations for the twelve months ended December 31, 1996 and the six months ended June 30, 1997 relating to the Practice. Such financial statements are true, complete and correct in all material respects as of the date and for the period stated and present fairly the financial position of the Professional Corporations at such date and the results of operations for the Practice, for the period ended on such date.

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          Section 3.09.  Environmental Laws.  To Sellers' knowledge, Sellers
          ------------   ------------------
have obtained all permits, licenses and other authorizations that are required for the conduct of the Practice and have complied with all federal, state and local laws and regulations promulgated thereunder relating to pollution or protection of the environment.

          Section 3.10.  Litigation.  There are no claims, suits, proceedings
          ------------   ----------
(arbitration or otherwise) or investigations pending, or to Sellers' knowledge, threatened against Sellers or the Professional Corporations at law or in equity in any court or by or before any governmental agency, and to Sellers' knowledge, there are no, and have not been any facts, conditions or incidents that may result in any such actions, suits, proceedings (arbitration or otherwise), or investigations. Sellers and the Professional Corporations are not in default in respect of any judgment, order, injunction or decree of any court or governmental agency. There have been no significant disciplinary, revocation or suspension proceedings or similar types of claims, actions or proceedings, hearings or investigations against Sellers or the Professional Corporations or, to Sellers' knowledge, any of their respective employees.

          Section 3.11.  No Conflicts.  The execution, delivery and performance
          ------------   ------------
of this Agreement will not conflict with, violate or constitute a default under, or accelerate or permit acceleration of performance required by any Contract.

          Section 3.12.  Tax Returns and Payments.  Each Professional
          ------------   ------------------------
Corporation has filed all federal, state and local tax returns required to be filed, and has timely paid all income, sales, use, ad valorem, franchise, personal or real property taxes, withholding taxes or any other taxes that are payable, for periods prior to the Closing Date, whether or not so shown on any such tax returns. Sellers have not received any notice of, nor do Sellers have any knowledge of, any deficiency or any assessment of any proposed deficiency or assessment from any governmental authority with respect to the Professional Corporations. There are no audits pending with respect to the Professional Corporations, and there are no outstanding agreements or waivers by or with respect to the Professional Corporations that extend the statutory period of limitations applicable to any federal, state or local tax returns for any period.

          Section 3.13.  Absence of Certain Changes or Events.  Since June 30,
          ------------   ------------------------------------
1997, there has not been (i) any material or adverse change in the Practice or in the financial condition of any Professional Corporation, (ii) or any sale, lease or other disposition of, or any damage, destruction or loss to or of any of the assets or properties owned or leased by any Professional Corporation;
(iii) any termination or amendment of any Contract or entry into any new agreement by any Professional Corporation; or (iv) any material increase in the compensation of or loans to, or the granting of any other benefits to employees of the Professional Corporations.

          Section 3.14.  Compliance with Laws.  Each Professional Corporation is
          ------------   --------------------
in compliance with all requirements of federal, state or local laws and regulations, including

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those regarding employment conditions and practices, and has withheld all amounts required to be withheld by such laws or regulations.

          Section 3.15.  Employment Agreements.  There are no written or oral
          ------------   ---------------------
agreements with any employee of the Professional Corporations other than those described on Exhibit Section 3.15. None of the Professional Corporations is a party to, nor is it bound by any, collective bargaining agreements.

          Section 3.16.  Insurance.  The dental malpractice insurance, public
          ------------   ---------
liability insurance, workers compensation insurance and other insurance which cover each Professional Corporation and its employees are set forth on Schedule 3.16.

          Section 3.17.  Intellectual Property.  Exhibit 3.17 sets forth all
          ------------   ---------------------
trade names and registered or unregistered trademarks and service marks which are owned by Sellers or the Professional Corporations and used in the Practice. Intellectual property and techniques used previously by the Professional Corporations and developed by Abramowitz can be utilized by Abramowitz after his employment is terminated.

          Section 3.18.  Employee Benefit Plans and Arrangements.  Except as set
          ------------   ---------------------------------------
forth on Exhibit 3.18, there are no plans, agreements, customs or practices, which provide employee compensation or benefits to any current, former or retired employee, including but not limited to arrangements for or with respect to life or health insurance, pension, profit sharing, (S) 401(k) plans, deferred or inactive compensation, vacation, severance pay, sick leave or consulting arrangements.

          Section 3.19.  Disclosure.  No representation, warranty or statement
          ------------   ----------
made by Sellers in this Agreement, nor any information delivered to Buyer by Sellers, contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. Sellers do not know of any fact or condition (other than general economic conditions) that materially adversely affect the condition, properties, assets, liabilities, business, operations or prospects of the Practice that has not been set forth herein.


                 ARTICLE IV.   REPRESENTATIONS AND WARRANTIES
                               -------------------------------
                               OF BUYER
                               --------

          Buyer represents and warrants to Sellers the following:

          Section 4.01.  Organization and Good Standing.  Buyer is a corporation
          ------------   ------------------------------
duly incorporated and validly existing in good standing under the laws of the State of Colorado and has the corporate power and authority to own its property and assets and to transact its business as presently conducted.

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          Section 4.02.  Authority, Binding Obligation.  Buyer has all requisite
          ------------   -----------------------------
power, authority and capacity to enter into this Agreement and perform the transactions and obligations to be performed by Buyer hereunder. The execution, delivery and performance of this Agreement by Buyer have been duly and validly authorized by all necessary action on the part of Buyer. No consent, authorization, approval, license, permit, order of, or filing with any governmental authority or any third party is required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer and is the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of law or equity, and by bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights and remedies generally.

          Section 4.03.  Buyer agrees that in the event of a public offering it
          ------------
will carry a minimum of $5 million of Directors' and Officers' insurance. In Abramowitz' capacity as an officer he would be covered under such insurance.

                       ARTICLE V.   CONDITIONS PRECEDENT
                                    --------------------

          Section 5.01.  Conditions Precedent to Obligations of Buyer.  The
          ------------   --------------------------------------------
obligations of Buyer are subject to satisfaction at the Closing of the following conditions: (a) Sellers shall have complied in all material respects with their agreements, obligations and covenants contained herein; and (b) the representations and warranties made by Sellers in this Agreement shall be true and correct in all material respects, as if made on and as of the Closing Date.

          Section 5.02.  Conditions Precedent to Obligations of Sellers.  The
          ------------   ----------------------------------------------
obligations of Sellers are subject to satisfaction at the Closing of the following conditions: (a) Buyer shall have complied in all material respects with each of its agreements, obligations and covenants contained herein; and (b) the representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects, as if made on and as of the Closing Date.

                            ARTICLE VI.    CLOSING
                                           -------

          Section 6.01.  Closing.  If the Option is exercised, the closing of
          ------------   -------
the transactions contemplated by this Agreement (the "Closing") shall take place on September 5, 1997, at 10:00 a.m. at the office of Buyer or at such other time and on such other date as is specified in Buyer's notice of exercise of the Option (the "Closing Date").

          Section 6.02.  Documents to be Delivered by Sellers.    At the
          ------------   ------------------------------------
Closing, pursuant to this Agreement, Sellers shall deliver to Buyer duly executed originals of the following:

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(a) a general conveyance as to all Assets, with a general warranty of title and any other appropriate instruments in such reasonable form as shall be requested by Buyer and its counsel and reasonably satisfactory to Sellers and their counsel; (b) certificates representing the Shares, together with duly executed stock powers transferring the Shares to Buyer; (c) an assignment of the Assumed Leases; and (d) such further certificates, schedules, exhibits or other instruments as may be necessary to consummate the transactions herein contemplated.

          Section 6.03.  Documents and Other Items to be Delivered by Buyer.  At
          ------------   --------------------------------------------------
the Closing, pursuant to this Agreement, Buyer shall deliver to Sellers duly executed originals of the following: (a) appropriate instruments of assumption as to all Assumed Leases and any other appropriate instruments in such reasonable or customary form as shall be requested by Sellers and their counsel and reasonably satisfactory to Buyer and its counsel; (b) such certificates or other instruments as may be necessary to consummate the transactions herein contemplated; (c) a certified check or wire transfer for the portion of the Purchase Price to be paid at Closing; and (c) the Note.

                           ARTICLE VII.    COVENANTS
                                           ---------

          Section 7.01.  Indemnification by Sellers.  If the Option is exercised
          ------------   --------------------------
and Closing occurs, Sellers shall indemnify and hold harmless Buyer, its officers, directors, shareholders, employees and agents (each an Indemnified Party) from and against any and all claims, losses, liabilities, damages, liens, penalties, costs and expenses, any interest imposed in connection therewith, expenses of investigation and reasonable fees and disbursements of counsel and other experts incurred or suffered by an Indemnified Party which may arise directly or indirectly out of (a) the breach of any representation, warranty, covenant or agreement made by Sellers in this Agreement, or in any instrument executed and delivered by Sellers to Buyer; (b) any liability or obligation of Equity Resources which is not being assumed by Buyer hereunder, including without limitation, any debts or liabilities of Equity Resources which are incurred or which arise from events or circumstances existing prior to the Closing Date, and (c) any failure of Sellers to pay any federal or state income taxes payable by them with respect to all periods prior to the Closing Date.
All amounts to which an Indemnified Party is entitled to indemnification hereunder may be offset against amounts due under the Note.

          Section 7.02.  Indemnification by Buyer.  If the Option is exercised
          ------------   ------------------------
and Closing occurs, Buyer shall indemnify and hold harmless Sellers from and against any and all claims, losses, liabilities, damages, liens, penalties, costs and expenses, any interest imposed in connection therewith, expenses of investigation and reasonable fees and disbursements of counsel and other experts incurred or suffered by Sellers; (a) resulting from liabilities and obligations under the Assumed Leases and Contracts which are to be paid, performed and discharged from and after the Closing Date; and (b) resulting directly or indirectly from the

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breach of any representation, warranty, covenant or agreement made by Buyer in this Agreement, or in any instrument executed and delivered by Buyer to Sellers.

          Section 7.03.  Additional Information.  From the date hereof until the
          ------------   ----------------------
Closing Date, Seller agrees to cooperate with Buyer in the conduct of its due diligence relating to the Practice, including but not limited to, allowing Buyer to visit the offices of the Professional Corporations and the furnishing to Buyer of copies of contracts with dentists, contracts with non-dentist employees, all office leases, completion of managed care capitation contract schedule in form supplied by Buyer, completion of summary schedules of contracts with dentists, contracts with non-dentists and office leases in form supplied by Buyer, the furnishing of copies of all other material contracts such as equipment leases and bank debt agreements and copies of bank statements for the year ended December 31, 1996 and the seven months ended July 31, 1997, and preparation of a schedule of fees by office and a detailed listing of accounts receivable as of July 31, 1997 for each office.

          Section 7.04.  Employment.  After Closing, Buyer agrees to employ and
          ------------   ----------
Abramowitz to be employed as its Colorado Dental Director for a salary of $100,000 per year, pursuant to the form of Employment Agreement attached hereto as Exhibit B.

          Section 7.05.  Negative Covenants.  From the date hereof to the
          ------------   ------------------
earlier of the expiration of the Option Period or the Closing Date, Sellers shall not, and shall not permit any of the Professional Corporations, without the prior written consent of Buyer, to (a) amend or otherwise change its Articles of Incorporation or Bylaws or other governing documents; (b) merge, consolidate or otherwise combine with any corporation or other entity; (c) issue or sell or authorize for issuance or sale, or grant any options or make other agreements with respect to the issue or sale or conversion of, any shares of its capital stock, phantom shares or other share-equivalents, or any other of its securities; (d) sell, pledge, encumber or otherwise transfer any shares of its capital stock or enter into any agreements for the sale, pledge, encumbrance or other transfer of such shares; (e) authorize or incur any long-term debt, or mortgage or pledge; (f) split, combine or reclassify any of its capital stock;
(g) subject to lien or other encumbrance any of its properties; (h) establish or acquire any additional offices providing dental services, or enter into management or other agreements with any offices providing dental services; (i) enter into or change any material agreement, contract or commitment in excess of $10,000; (j) incur any indebtedness or agree to any existing indebtedness; or
(k) sell or otherwise dispose of any of its assets or properties other than in the ordinary course of its business. Notwithstanding the foregoing, Sellers may cause the Professional Corporations to draw down funds under the existing $75,000 line of credit provided that no amounts remain outstanding under the line of credit on the Closing Date. If any amount is outstanding under the letter of credit on the Closing Date, Buyer may reduce the principal of the Note by such amount and the monthly payments under the Note shall be correspondingly adjusted. Sellers have advised Buyer that Sellers propose to lease up to 4,000 square feet of space to expand Sellers' Arvada office. Sellers will promptly provide Buyer with copies of the proposed lease and other Buyer information concerning the proposed expansion. Buyer shall advise Sellers by September 5, 1997 as to whether Buyer consents to such expansion.

          Section 7.06  Conduct Pending Closing.  From the date hereof to the
          ------------  -----------------------
earlier of the Expiration of the Option Period or the Closing Date, Sellers will use reasonable efforts consistent with their prior business practices, and will cause each of the Professional Corporations to (a) maintain its corporate existence in good standing; (b) maintain the general character of its business and conduct its respective business in the ordinary and usual course; (c) timely pay all amounts due under existing indebtedness, when due under the terms thereof; (d) maintain cash flow and cash position consistent with its past practices; and (e) maintain and preserve intact its business organization, employees, and advantageous business relationships and retain the services of its officers and key employees.

                    ARTICLE VIII.   COVENANT NOT TO COMPETE
                                    -----------------------

          Abramowitz hereby agrees that if the Closing occurs, he will not for a period of five years after the Closing Date, (i) open, manage or operate any offices for the practice of dentistry, or directly or indirectly engage in, for his own account or as an employee of or consultant to, or have any interest in, any person, firm, corporation, partnership, limited liability company or other entity, or business (whether as an officer, director, partner, member, agent, equity interest owner, securityholder, creditor or otherwise), that engages in or manages any dental practice activities or engages in or proposes to engage in the development of a Network (as hereafter defined) of managed dental practices within the Denver and Colorado Springs metropolitan areas, or within five miles of any office in the State of Colorado for the practice of dentistry managed by Buyer, whether such offices currently exist, are acquired pursuant to this Agreement or are hereafter established, and (ii) solicit any of the patients or dentists or other employees of Buyer or the entities which own and operate such dental offices managed by Buyer to work for Abramowitz or any entity in which he is an officer, director, partner, member, agent, equity interest owner, securityholder, or creditor. Further, Abramowitz agrees that if the Closing occurs, he will not for a period of one year after the Closing Date hire any employees of Buyer or the entities which own and operate the dental offices managed by Buyer to work for him or any entity in which he is an officer, director, partner, member, agent, equity interest owner, securityholder or creditor. A "Network" shall mean three or more dental offices. Notwithstanding the foregoing, if Abramowitz is not then employed by Buyer, Abramowitz may practice dentistry full time at a single office or work part-time dentistry at one or two offices in the State of Colorado so long as these entities do not engage in or propose to engage in the development of a Network of dental practices. Further, if Abramowitz quits his employment with Buyer, he can hire up to two former (but not current) employees of Buyer if Abramowitz decides to practice dentistry as permitted in the preceding sentence. Buyer agrees that Abramowitz can be employed by a Network if such Network does not have any operations in a state where Buyer has operations. The obligations of Abramowitz under this Article VIII are unique and he acknowledges and agrees that any breach or threatened breach of such obligations may result in irreparable harm and substantial damages to the Buyer. Accordingly, in the event of a breach or threatened breach by

Abramowitz of any of the provisions of this Article VIII, Buyer shall have the right, in addition to exercising any other remedies at law or equity which may be available to it, to obtain ex parte, preliminary, interlocutory, temporary or
                              -- -----
permanent injunctive relief, specific performance and other equitable remedies in any court of competent jurisdiction to prevent Abramowitz from violating such provision or provisions or to prevent the continuance of any violation thereof, together with an award or judgment for any and all damages, losses, liabilities,
-------------
expenses and costs incurred by Buyer in connection with, or as a result of, the enforcement of this Agreement. Abramowitz hereby expressly waives any requirement based on any statute, rule or procedure, or other source, that Buyer post a bond as a condition of obtaining any of the above described remedies.

                           ARTICLE IX.   TERMINATION
                                         -----------

          Section 9.01.  Termination.  This Agreement may be terminated on or
          ------------   -----------
before the Closing Date by Buyer, upon written notice to Sellers if Buyer decides for any reason not to consummate the purchase of the Shares and Assets hereunder. Unless terminated earlier by Buyer, this Agreement shall terminate at midnight, Denver time on December 31, 1997.

          Section 9.02.  Retention of Option Payment.  If Buyer exercises its
          ------------   ---------------------------
right to terminate under Section 9.01 or Closing has not occurred on or before December 31, 1997, Sellers shall be entitled to retain the Option Payment and both parties shall be released from any further obligations hereunder.

                           ARTICLE X.   MISCELLANEOUS
                                        -------------

          Section 10.01.  Survival of Representations and Warranties.  Unless
          -------------   ------------------------------------------
otherwise provided, all the representations and warranties contained in this Agreement and in any certificate or other instrument delivered pursuant to this Agreement shall survive until the second anniversary of the Closing Date.

          Section 10.02.  Successors.  This Agreement shall not be assigned,
          -------------   ----------
provided however, that Buyer shall have the right to assign this Agreement in whole or in part to any professional corporation formed by Buyer. No such assignment shall relieve Buyer of its obligations hereunder. This Agreement shall be binding on, and insure to the benefit of the parties and their respective successors and assigns. This Agreement shall not confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns.

          Section 10.03.  Further Assurances.  From time to time hereafter and
          -------------   ------------------
without further consideration, Sellers shall execute and deliver such additional or further instruments of conveyance, assignment and transfer and take such actions as Buyer may reasonably request in order to convey more effectively to Buyer the Shares and the Assets.

          Section 10.04.  Notices.  All notices or other communications that are
          -------------   -------
required or permitted to be given to the parties under this Agreement shall be sufficient in all respects if given in writing and delivered in person, by telecopy, by overnight courier, or by registered or certified mail, postage prepaid, return receipt requested, to the receiving party at the address of the party set forth below or to such other address as such party may have given to the other party pursuant to this Section 8.04. Notice shall be deemed given on the date of delivery, in the case of personal delivery or telecopy, or on the delivery or refusal date, as specified on the return receipt, in the case of overnight courier or registered or certified mail.

If to Buyer:                  Birner Dental Management Services, Inc.
                              Suite 201
                              3301 East Florida Avenue
                              Denver, Colorado  80210

                              Attention:  Fred Birner
                                          Chief Executive Officer

          with a copy to:     Dennis M. Jackson, Esq.
                              Holland & Hart
                              P.O. Box 8749
                              Denver, CO  80201

If to Sellers:                _____________________________

          with a copy to:     _____________________________

or to such other address as either party shall notify the other.

          Section 10.05.  No Waivers.  Investigations or examinations made by
          -------------   ----------
either party, its or their counsel, accountants, employees or representatives and information obtained as a result thereof shall not constitute a waiver of any representation, warranty, covenant or agreement of the other party.

          Section 10.06.  Entire Agreement.  This Agreement sets forth the
          -------------   ----------------
entire understanding of the parties with respect to the subject matter hereof and thereof. Any previous agreements or understandings between the parties regarding the subject matter hereof are merged into and superseded by this Agreement.

          Section 10.07.  Applicable Law.  This Agreement and the rights and
          -------------   --------------
obligations of the parties hereunder shall be governed by and construed and interpreted in accordance with, the laws of the State of Colorado, without giving effect to any conflicts of laws principles.

          Section 10.08.  Prorations.  Sellers and Buyer agree that personal
          -------------   ----------
property taxes with respect to the Assets shall be divided or prorated between Sellers and Buyer based on their respective periods of ownership and occupancy through and after the Closing Date.

          Section 10.09.  Dispute Resolution.  Any controversy, disagreement,
          -------------   ------------------
claim, legal action or proceeding arising out of or relating to this Agreement or transactions contemplated hereby shall be settled by arbitration in the City and County of Denver, Colorado, in accordance with the Commercial Arbitration Rules of the American Arbitration Association (unless the parties agree otherwise), which rules shall be enlarged to include the right to discovery and deposition as provided by Colorado courts of general jurisdiction, and judgment upon the award and/or decision of the Arbitrator(s) may be entered in any Court having jurisdiction and shall be final and binding and not subject to appeal.

          Section 10.10.  Costs and Attorneys' Fees.  In the event that
          -------------   -------------------------
litigation or arbitration is commenced by any party to honor the terms of this Agreement, the prevailing party shall be entitled to costs of suit and reasonable attorneys' fees related to such suit. The parties agree that all litigation arising from the terms of this agreement shall be conducted in the courts of City and County of Denver, Colorado. Buyer and Sellers consent to the jurisdiction of such courts.

          Section 10.11.  Time of the Essence. Time is of the essence for all
          -------------   -------------------
matters contained in this Agreement.

                      SELLERS:

                              EQUITY RESOURCES LIMITED PARTNERSHIP
                              a Colorado limited partnership


                              By:_________________________________________
                                    Its General Partner


                              ____________________________________________
                              James Abramowitz

                      BUYER:

                              BIRNER DENTAL MANAGEMENT SERVICES, INC.



                              By:__________________________________________
                              Name:
                              Title: